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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): AUGUST 30, 2004


                         HARVEST NATURAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

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
               DELAWARE                          1-10762                          77-0196707
     (State or other jurisdiction        (Commission File Number)      (IRS Employer Identification No.)
           of incorporation)


    1177 ENCLAVE PARKWAY, SUITE 300                                                  77077
            HOUSTON, TEXAS                                                         (Zip Code)
(Address of principal executive offices)
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                                  281-899-5700
              (Registrant's telephone number, including area code)


                      15835 PARK TEN PLACE DRIVE, SUITE 115
                              HOUSTON, TEXAS 77084
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 30, 2004, Harvest Natural Resources, Inc. (the "Company") entered into an Employment Agreement (the "Employment Agreement") with Mr. James
A. Edmiston, the Company's newly elected Executive Vice President and Chief Operating Officer (see Item 5.02 of this Current Report on Form 8-K below), effective September 1, 2004. The Employment Agreement provides for the payment to Mr. Edmiston of a base salary of $300,000 a year and a $50,000 signing bonus. Mr. Edmiston will be eligible for annual bonus awards at the discretion of the Company's Board of Directors. Mr. Edmiston was also granted 20,000 shares of restricted stock and a stock option covering 100,000 shares. The Employment Agreement has an initial term, which is automatically extended for one year upon each anniversary, unless a one year notice not to extend is given by the executive or the Company. The initial term of the Employment Agreement is through May 31, 2007.

         The Employment Agreement provides that if the Mr. Edmiston is terminated without cause or notice, or resigns for good reason, then the Company will pay two years base salary. In addition, the remaining restriction period of any restricted stock awards will lapse, and any outstanding stock options shall vest and remain exercisable for the shorter of 12 months or the remaining term. Under the Employment Agreement, resignation for good reason includes that someone other than Mr. Edmiston or the current Chief Executive Officer of the Company is appointed Chief Executive Officer of the Company after August 31, 2005 and before August 31, 2006.

         The Employment Agreement for Mr. Edmiston also provides that in the event of a change of control of the Company and the termination of his employment without cause or for good reason within 240 days before or 730 days after a change of control, he will be entitled to the same benefits as for a termination without cause or resignation for good reason, and is also entitled to an amount equal to two times any annual bonus(the higher of the highest bonus over the three prior years or the target bonus), continuation of accident, life, disability, dental and health benefits for two years, and reimbursement for taxes (including any excise tax) on the above amounts.

         In consideration of the benefits provided under the Employment Agreement, Mr. Edmiston agrees to protect the Company's trade secrets and, during the period of employment and for two years thereafter, to not disclose proprietary and confidential information or to compete with the Company in areas in Russia and Venezuela where the Company is doing business or has prospective interests.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On August 30, 2004, the Company's Board of Directors elected Mr. James
A. Edmiston as Executive Vice President and Chief Operating Officer of the Company effective September 1, 2004.

         Mr. Edmiston, age 45, earned a Bachelor of Science degree in Petroleum Engineering from the Texas Tech University in 1982 and expects to earn a Masters of Business Administration from the Fuqua School of Business at Duke University in December 2004. Prior to joining Harvest, Mr. Edmiston was with Conoco and ConocoPhillips for 22 years in various management positions. Since 2002, Mr. Edmiston has been President, Dubai Petroleum Company, a ConocoPhillips affiliate company in the United Arab Emirates. Dubai Petroleum has 700 employees and operates four offshore fields producing about 120,000 barrels a day of oil. In late 2001 and early 2002, Mr. Edmiston led the US Lower 48 Conoco transition and integration team in preparation for the closing of the ConocoPhillips merger. From 1999 to 2001, Mr. Edmiston was the General Manager, Petrozuata, C.A. in Puerto La Cruz, Venezuela. Petrozuata is a $3.4 billion joint venture project, which produces and upgrades extra-heavy oil from the Orinoco Basin. From 1996 to 1999, Mr. Edmiston was Conoco's South Texas Asset Manager. Prior to 1996, Mr. Edmiston had both domestic and international responsibilities for Conoco, including an assignment in Russia.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 2, 2004


                                      HARVEST NATURAL RESOURCES, INC.



                                      By:       /s/ Kerry R. Brittain
                                         ---------------------------------------
                                                    Kerry R. Brittain
                                          Senior Vice President, General Counsel
                                                 and Corporate Secretary


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